 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2014

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 8, 2014, the Company and Bank of America, N.A. (the “Lender”) entered into the Ninth Amendment and Note Modification Agreement (the “Amendment”) to the Amended and Restated Credit and Security Agreement, dated July 17, 2003 (as amended to date, the “Credit Agreement”) and the Amended and Restated Revolving Credit Note, dated May 9, 2013 in the amount of $30.0 million (as may be further amended, restated or replaced, the “Note”). The Amendment extended the maturity date of the Credit Agreement and the Note from December 31, 2014 to December 31, 2015. Although the Amendment was signed on January 8, 2014, the parties made it effective as of December 31, 2013.
The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

Exhibit No.	Description
10.1	Ninth Amendment and Note Modification Agreement, dated as of December 31, 2013, by and between Bank of America, N.A. (the "Lender") and KVH Industries, Inc. (the "Borrower").

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: January 13, 2014	BY:	/s/ PETER A. RENDALL
Peter A. Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Ninth Amendment and Note Modification Agreement, dated as of December 31, 2013, by and between Bank of America, N.A. (the "Lender") and KVH Industries, Inc. (the "Borrower").